CLIPPER FUND, INC.
                        c/o NFDS, P.O. BOX 419152
                     Kansas City, Missouri 64141-6152

               ANNUAL MEETING OF SHAREHOLDERS - MARCH 27, 1998

This proxy is being solicited on behalf of the Board of Directors. The undersigned hereby appoints James H. Gipson, proxyholder, with full power of substitution, to vote for the undersigned at the Annual Meeting of Shareholders of Clipper Fund, Inc. to be held on March 27, 1998, and at any adjournments thereof, with respect to the matters on the reverse side hereof, which are more fully described in the Proxy Statement dated February 17, 1998, receipt of which is acknowledged by the undersigned.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR, IF NO SPECIFICATIONS IS MADE, ACCORDING TO THE RECOMMENDATIONS OF MANAGEMENT IN THE PROXY STATEMENT. UNLESS OTHERWISE SPECIFIED, THE PROXYHOLDER NAMED HEREON, OR HIS SUBSTITUTES, MAY CAST AN EQUAL NUMBER OF VOTES FOR EACH NOMINEE FOR DIRECTOR OR CUMULATE SUCH VOTES AND DISTRIBUTE THEM AMONG THE NOMINEES AT THE DISCRETION OF SAID PROXYHOLDERS.

                   PLEASE VOTE, DATE, AND SIGN ON REVERSE AND
                    RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name is printed. Each joint tenant should sign. Executors, administrators, trustees or guardians should give full titles when signing. Please sign, date and return your Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

HAS YOUR ADDRESS CHANGED?                 DO YOU HAVE ANY COMMENTS?

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[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE

Mark box at right if an address change or comment
has been noted on the reverse side of this card.         [  ]

1. Election of Directors
   The election of the nominees for Directors specified in the Proxy Statement.

                                                For All   With-    For All
                                               Nominees   hold     Except

   F. Otis Booth, Jr.    Lawrence P. McNamee
   James H. Gipson       Norman B. Williamson

   NOTE: If you do not wish your shares voted "For" a particulr nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                                 For     Against    Abstain
2. Ratification of selection by Board of Directors of Ernst & Young LLP as independent auditors for the year ended
   December 31, 1998.

3. Such other business as may properly come before the meeting or at any adjournment thereof. As to such business the undersigned hereby confers discretionary authority.

   RECORD DATE SHARES:

   Please be sure to sign and date this Proxy.          Date


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   Shareholder sign here                           Co-owner sign here